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Pricing Supplement February 18, 1998                         Rule 424 (b) (2)
                                                             File No. 33-51972
(To Prospectus dated May 17, 1994 and                                 33-52855
   Prospectus Supplement dated May 27, 1994)

RAYONIER INC.

Series B Medium-Term Notes - Fixed Rate
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Trade Date: February 18,1998             Original Issue Date: February 23, 1998
Principal Amount: $5,000,000             Net Proceeds to Issuer: $4,986,500
Currency: USD                            Minimum Denomination: $1,000
Issue Price: 100%
Selling Agent's Commission: 0.27%
Interest Rate: 6.00%
Interest Payment Date(s): 2/23 and 8/23
Maturity Date: February 23, 2001
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Form:             __X__    Book-Entry
                  ____     Certificated

Redemption:       __X_     The Notes cannot be redeemed prior to maturity
                  ____     The Notes may be redeemed prior to maturity

         Initial Redemption Date:
         Initial Redemption Price:
         Annual Redemption Price Reduction:

Repayment:
                  __X_     The Notes cannot be repaid prior to maturity
                  ____     The Notes can be repaid prior to maturity at the
                           option of the holder

         Repayment Price:
         Repayment Date:

Discount Note:    ____     Yes
                  _X__     No

         Total Amount of OID:
         Original Yield to Maturity:
         Initial Accrual Period OID:
         Method Used to Determine Yield for Initial Accrual
         Period: ____ Approximate ____ Exact

Capacity:______ Agent ___X__ Principal

If as principal: __X__     The Registered Notes are being
                           offered at varying prices related to prevailing market prices at the time of resale.

                  _____ The Registered Notes are being offered at a fixed initial public offering price _____% of Principal Amount. The Registered Notes are being reoffered to dealers with a reallowance not to exceed ___% of the Commission or Fee.

____J. P. MORGAN SECURITIES INC.
         __X__MORGAN STANLEY & CO. INC.
                  _______CITICORP SECURITIES INC.